UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 8, 2008

General Moly, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32986	91-0232000
(Commission File Number)	(IRS Employer Identification No.)

1726 Cole Blvd., Suite 115, Lakewood, CO	80401
(Address of Principal Executive Offices)	(Zip Code)

(303) 928-8599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On August 8, 2008, General Moly, Inc. (the “Company”) entered into a Molybdenum Supply Agreement (the “Off-Take Agreement”) with Sojitz Corporation (“Sojitz”).  The Off-Take Agreement provides for the supply of five million pounds per year of molybdenum for five years, beginning once the Mt. Hope Project reaches certain minimum commercial production levels.  One million annual pounds sold under the Off-Take Agreement will be subject to a per-pound molybdenum floor price and is offset by a flat discount to spot moly prices above the floor.  The remaining four million annual pounds sold under the Off-Take Agreement will be sold with reference to spot moly prices without regard to a floor price.  The Off-Take Agreement also provides Sojitz the exclusive right to distribute General Moly Technical-grade Molybdenum Oxide (TMO) in Japan and a non-exclusive right to sell General Moly TMO within South Korea.

Item 8.01               Other Events

On August 11, 2008, the Company issued a press release (the “Press Release”) announcing that it had entered into the Off-Take Agreement.  A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

99.1         Press Release of General Moly, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.
(Registrant)

Date: August 13, 2008	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer